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                                                                    EXHIBIT 99.1

           HYPERCOM CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                       GOLDEN EAGLE LLC AND GOLDEN LEASING

       LEADING MICRO-TICKET LEASING ORGANIZATION BRINGS VITAL COMPONENT TO
                            HYPERCOM'S EPIC STRATEGY

                   PHOENIX, Dec. 15 /PRNewswire/ -- Hypercom Corporation (NYSE:
                   HYC), a global provider of end-to-end electronic and e-commerce payment solutions, today announced that it has signed a definitive agreement to acquire substantially all of the assets of Golden Eagle LLC and Golden Leasing ("Golden"), a micro-ticket leasing organization for point-of-sale terminals. The acquisition of Golden will add a leasing component to Hypercom's ePic (ePOS-infocommerce) strategy. The acquisition, for an additional payment of $18.5 million in cash and $4 million in stock, with additional earn out payments if certain objectives are met, is expected to close in early January 2000, subject to customary closing conditions.

                   Golden, located in Ridgefield, CT, will operate as a standalone business unit under the name of Golden Leasing, and will enable Hypercom to offer the ISO/bank processor marketplace a comprehensive, all inclusive equipment acquisition/deployment program encompassing purchase, rental or lease options for the equipment.

                   "Hypercom has just announced its Internet-based ePOS-infocommerce (ePic) system," said George Wallner, president and CEO of Hypercom. "This web-enabled countertop electronic payment commerce and information platform will replace the traditional card payment terminals with its Internet-enabled touch-screen ICE terminals. The ability to provide integrated micro-leasing is a critical element of this replacement strategy. Golden is a leader in its industry. They will provide Hypercom with the POS equipment leasing infrastructure to deliver and manage our end-to-end solution in the leasing transaction marketplace. We expect that it will create significant recurring revenue opportunities -- for merchants, for processors, for acquirers -- and for Hypercom."

                   "ePic integrates touch-screen based, point-of-sale hardware, client/server software, and Internet web technologies into an integrated system that brings the power of the Internet to the point-of-sale," said Wallner. The value-added applications associated with this high-performance system include electronic receipt (signature) capture, electronic coupons, advertising, email and electronic commerce. "These new applications provide much more than just a terminal. As a result, there is an opportunity for recurring revenues to the merchants, processors, acquirers and Hypercom, and Golden provides us with the foundation for managing these services in the leasing transaction marketplace," said Wallner.
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                   ABOUT HYPERCOM CORPORATION

                   Hypercom Corporation is a global provider of end-to-end electronic payment solutions, including card payment systems, peripherals, network products, software and e-commerce payment solutions that add value at the point-of-sale for consumers, merchants and acquirers.

                   Headquartered in Phoenix, Arizona, Hypercom(R) markets its products in more than 70 countries through a global network of affiliates and offices in Argentina, Australia, Brazil, Chile, China, Germany, Hong Kong, Hungary, Japan, Mexico, Russia, Singapore, Sweden, the United Kingdom and Venezuela. Hypercom's Internet address is www.hypercom.com.

                   Forward-Looking Statements

                   Certain statements in this press release may be forward-looking statements within the meaning of the federal securities laws. These statements include, among others, anticipated future recurring revenue opportunities. Forward-looking statements are inherently subject to risk and uncertainties, some of which cannot be predicated or quantified. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, some of which are beyond our control. Factors that could affect our results and cause them to differ from those contained in the forward-looking statements include: industry and competitive factors and product delays that may impact sales growth; unanticipated expenses; market reluctance to new products and technologies; failure to successfully negotiate definitive agreements and complete transactions, such as with Golden Eagle LLC and Golden Leasing; and inability to assimilate acquisitions, in an appropriate or timely manner. You should also consider carefully statements contained in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements found in this press release.

                   Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

                   SOURCE Hypercom Corporation

                   CONTACT: Jonathon E. Killmer, 602-504-5224, or jkillmer@hypercom.com, or Maureen McGarrigle, 602-504-4802, or mmcgarrigle@hypercom.com, both of Hypercom Corporation.



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